Exhibit 32.1

                              CERTIFICATION OF PERIODIC REPORT

I,  Jeffrey R.  Nieder,  CEO of  Centennial  Specialty  Foods  Corporation  (the
"Company"),  certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350, that:

(1)  the Quarterly Report on Form 10-QSB of the Company for the quarterly period
     ended   September  30,  2003  (the   "Report")   fully  complies  with  the
     requirements  of section 13(a) or 15(d) of the  Securities  Exchange Act of
     1934 (15 U.S.C. 78m or 78o(d)); and

(2)  the information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

Dated:  December 12, 2003

                                                /s/   Jeffrey R. Nieder
                                                Jeffrey R. Nieder
                                                CEO